Exhibit 4.1

AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 to that certain Registration Rights Agreement (the “Agreement”), dated as of October 17, 2006, by and among Silicon Graphics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Exhibit C thereto (collectively, the “Investors” and individually an “Investor”), is effective as of February 14, 2008 (this “Amendment”). Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date of this Amendment, by and among the Company and the entities listed on the Schedule of Purchasers attached thereto as Exhibit A (the “Purchasers”), the Purchasers have agreed to acquire shares of the Company’s common stock in the amount set forth opposite such Purchaser’s name on Exhibit A attached thereto.

WHEREAS, it is a condition of the Purchase Agreement that Purchasers become party to the Agreement for purposes of obtaining piggyback rights under Section 2, Section 3 and Section 4 thereunder.

WHEREAS, Section 16(k) of the Agreement provides that the Agreement may be amended or modified only with the written consent of the Company and the Key Holders holding 50% of the Registrable Common Stock (the “Requisite Majority”).

WHEREAS, the Investors executing this Amendment hold the Requisite Majority as of the date hereof.

NOW, THEREFORE, in consideration of these promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The introductory paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“REGISTRATION RIGHTS AGREEMENT dated as of October 17, 2006, by and between Silicon Graphics, Inc., a Delaware corporation (as debtor in possession and reorganized debtor, as applicable, the “Company”), and the investors listed in Exhibit C hereto (collectively, the “Investors” and individually an “Investor”), and the additional investors listed in Exhibit D hereto (collectively, the “Additional Investors” and individually an “Additional Investor”).”

2. Exhibit D, attached hereto, is hereby adopted to add each Purchaser as an “Additional Investor” and a party to the Agreement.

3. The following definitions shall be added to Section 1 of the Agreement:

““Additional Investor” and “Additional Investors” have the meanings set forth in the introductory paragraph.

“Additional Investor Shares” means the shares of the Company’s common stock purchased by each Additional Investor pursuant to that certain Stock Purchase Agreement, dated as of February 14, 2008, by and among the Company and the Additional Investors, as set forth on Exhibit A attached thereto.”

4. The definition of the term “Key Holder” is hereby deleted in its entirety and replaced with the following:

““Key Holder” means (i) any Investor, together with its Affiliates, holding at least seven and one-half percent (7.5%) of the outstanding Common Stock as of the Effective Date of the Plan (as defined in the Plan) and such transferees as provided in Section 14 hereof; and (ii) any Additional Investor, together with its Affiliates, and such transferees as provided in Section 14 hereof; provided however, Additional Investors shall not be deemed Key Holders for purposes of Section 2(a), Section 2(c), the first and last sentence of Section 2(d), Section 3(a) Section 3(b) or Section 3(d).”

5. The definition of the term “Registrable Common Stock” is hereby deleted in its entirety and replaced with the following:

““Registrable Common Stock” means (i) the Investor Shares, (ii) the Additional Investor Shares; provided, however, that the Additional Investor Shares shall not be deemed Registrable Common Stock for purposes of Section 16(k); (iii) any other shares of Common Stock held by any of the Key Holders now or in the future, and (iv) any other securities into or for which the Common Stock referred to in clauses (i) or (ii) or (iii) has been converted, substituted or exchanged, and any securities issued or issuable with respect thereto upon any stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that a share of Common Stock will cease to be Registrable Common Stock if (a) a registration statement covering such share of Common Stock has been declared effective by the SEC and such share of Common Stock has been sold or disposed of pursuant to such effective registration statement, or (b) such share of Common Stock has been sold or disposed of pursuant to Rule 144 (or any successor rule) under the Securities Act; or (c) such share of Common Stock has been transferred to a Person who is not (and does not become as a result of such transfer) a Key Holder; or (d) such share of Common Stock ceases to be outstanding.”

6. The first sentence of Section 11 is hereby deleted in its entirety and replaced with the following:

“The Company and each Investor and each Additional Investor agrees that each Investor and each Additional Investor will suffer damages if the Company fails to fulfill its obligations pursuant to this Agreement and that it would not be possible to ascertain the extent of such damages with precision.”

7. Clause (iii) of the first sentence of Section 15 is hereby deleted in its entirety and replaced with the following:

“(iii) when, in the opinion of counsel to the Key Holders, all outstanding Registrable Common Stock held by all Key Holders may be resold without registration and without volume limitations pursuant to Rule 144 under the Securities Act or”

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. This Amendment shall become effective immediately upon execution by the Company and the holders of the Requisite Majority.

10. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

11. This Amendment is intended to be the sole agreement of the parties as it relates to the subject matter hereof and does hereby supersede all other agreements of the parties relating to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first set forth above.

SILICON GRAPHICS, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	Senior Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first set forth above.

WATERSHED CAPITAL PARTNERS, L.P.

By:	WS Partners, L.L.C., its General Partner

By:	/s/ Meridee Moore
Name:	Meridee Moore
Title:	Senior Managing Member

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	WS Partners, L.L.C., its General Partner

By:	/s/ Meridee Moore
Name:	Meridee Moore
Title:	Senior Managing Member

WATERSHED CAPITAL PARTNERS (OFFSHORE), LTD.

By:	Watershed Asset Management, L.L.C., its Investment Manager

By:	/s/ Meridee Moore
Name:	Meridee Moore
Title:	Senior Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first set forth above.

MONARCH DEBT RECOVERY MASTER FUND LTD

By:	Monarch Alternative Capital LP
Its:	Advisor

By:	/s/ Michael A. Weinstock
Name:	Michael A. Weinstock
Title:	Managing Principal

MONARCH OPPORTUNITIES MASTER FUND LTD

By:	Monarch Alternative Capital LP
Its:	Advisor

By:	/s/ Michael A. Weinstock
Name:	Michael A. Weinstock
Title:	Managing Principal

MONARCH INCOME MASTER FUND LTD

By:	Monarch Alternative Capital LP
Its:	Advisor

By:	/s/ Michael A. Weinstock
Name:	Michael A. Weinstock
Title:	Managing Principal

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first set forth above.

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP

By:	Oak Associates XI, LLC, its General Partner

By:	/s/ Edward Glassmeyer
Name:	Edward F. Glassmeyer
Title:	Managing Member

LB I GROUP, INC.

By:	/s/ Eric Salzman
Name:	Eric Salzman
Title:	Managing Director

WASATCH PARTNERS II, LLC

By:	/s/ Kent Madsen
Name:	Kent Madsen
Title:	Managing Member

WASATCH VENTURE FUND III, LLC

By:	/s/ Kent Madsen
Name:	Kent Madsen
Title:	Managing Director

/s/ Dallin Bagley
DALLIN BAGLEY

/s/ Bryce Panzer
BRYCE PANZER

EXHIBIT D

Additional Investors

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP
Address:	One Gorham Island
Westport, Connecticut 06880
Attention: Edward F. Glassmeyer
Telecopier: 203 227 0372

LB I GROUP, INC.
Address:	c/o Lehman Brothers Inc.
399 Park Avenue
9th Floor
New York, NY 10022
Attention: Eric Salzman
Telecopier: 646 758 3071

WASATCH PARTNERS II, LLC
Address:	One South Main St., 8th Floor
Salt Lake City, UT 84111

WASATCH VENTURE FUND III, LLC
Address:	One South Main St., 8th Floor
Salt Lake City, UT 84111

DALLIN BAGLEY
Address:	2350 Oakhill Drive
Salt Lake City, UT 84121

BRYCE PANZER
Address:	1360 Yale Avenue
Salt Lake City, UT 84105